EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-97707 of The AES Corporation on Form S-8 of our report dated June 27, 2005, appearing in this Annual Report on Form 11-K of The AES Corporation Profit Sharing and Stock Ownership Plan for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

McLean, Virginia
June 27, 2005

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